             As filed with the Securities and Exchange
                Commission on September 25, 1996.

                                 Registration No. 333-______





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

             GREAT WESTERN FINANCIAL CORPORATION
   (Exact name of registrant as specified in its charter)
                     ___________________

    Delaware                               95-1913457
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

      9200 Oakdale Avenue, Chatsworth, California 91311
          (Address of principal executive offices)

        Great Western Employee Savings Incentive Plan
                  (Full title of the plan)

                      J. Lance Erikson
   Executive Vice President, General Counsel and Secretary
      9200 Oakdale Avenue, Chatsworth, California 91311
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
(818) 775-3411
                     ___________________


              CALCULATION  OF REGISTRATION  FEE


                                   Proposed   Proposed
                                   maximum    maximum
Title of         Amount            offering   aggregate
securities       to be             price      offering       Amount of
to be registered registered        per unit   price          registration fee


Common Stock,    4,000,000<1>,<2>  $24.69<3>  $98,760,000<3> $34,056<3>
$1.00 par value  shares

Interests in     <1>
the Plan

<1>This Registration Statement covers, in addition to the
   number of shares of Common Stock stated above, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>Each share is accompanied by two-fifths of a preferred
   share purchase right pursuant to the Registrant's Rights Agreement, dated as of June 24, 1986, as amended on February 19, 1988 and June 27, 1995, with Morgan Guaranty Trust Company, as Agent.

<3>Pursuant to Rule 457(h), the maximum offering price, per
   share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 19, 1996, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.


                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item
2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

       The following documents filed with the Securities and Exchange Commission by Great Western Financial Corporation (the "Company") and the Great Western Financial Corporation Employee Savings Incentive Plan (the "Plan") are incorporated herein by reference:

  (a)  Annual Report of the Company on Form 10-K for the
       Company's fiscal year ended December 31, 1995.

  (b) Quarterly Reports on Form 10-Q for the Company's quarterly periods ended March 31, 1996 and June 30,
       1996.

  (c) The description of the Company's Common Stock and Preferred Stock contained in the Prospectus for the Plan and included as Exhibit 3.4 to this Registration Statement, and any amendment or report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the purpose of updating such description.

       All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

       The Company's Common Stock, $1.00 par value (the
"Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted. A description of the capital stock constitutes a part of the prospectus for the Plan.


Item 5.     Interests of Named Experts and Counsel

       The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by
J. Lance Erikson, Executive Vice President, General Counsel and Secretary of the Company. Mr. Erikson is compensated by the Company, is a Plan participant, and, as of September 15, 1996, held 24,399 shares of Common Stock (including 15,000 shares of Restricted Stock) and options to acquire 149,010 shares of Common Stock of the Company under the Company's Stock Option and Incentive Plans.


Item 6.     Indemnification of Directors and Officers

       Article TWELVE of the Restated Certificate of
Incorporation of the Company eliminates, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of the director's fiduciary duty of care.

       The Company's Bylaws as well as certain employment agreements and other indemnity agreements also provide that the Company shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their actions as agents of the Company. In addition, the Company maintains an insurance policy that indemnifies directors and officers against certain liabilities.

       The Plan provides generally that the Company shall indemnify (i) members of the Company's Board of Directors, the Company's Executive Management Committee and the Company's Qualified Plans Investment Committee, each of which Committees currently includes certain officers of the Company, and their delegates who are employees of the Company, against certain expenses, liabilities and claims incurred in connection with the discharge in good faith of their respective duties under the Plan.

       The Plan and the Trust Agreement, effective as of October 1, 1996 between the Company and the Plan's trustee, provide generally that the Company shall indemnify the Plan's trustee against all expenses, liabilities and claims, except those arising from its negligence, wilful misconduct or failure to act in good faith.


Item 7.     Exemption from Registration Claimed

       Not applicable.


Item 8.     Exhibits

       See the attached Exhibit Index.


Item 9.     Undertakings

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required
            by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any
            facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on September 24, 1996.



                           By:___/s/ J. Lance Erikson___
                                J. Lance Erikson

                           Its: Executive Vice President,
                                Secretary
                                and General Counsel



                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints J. Lance Erikson, Carl F. Geuther and Stephen F. Adams, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[CAPTION]


Signature                      Title                       Date

__/s/  John F. Maher__         President, Chief Executive  September 24, 1996
    John F. Maher              Officer and Director
                               (Principal Executive Officer)

__/s/  Carl F. Geuther__        Executive Vice President    September 24, 1996
    Carl F. Geuther             and Chief Financial Officer
                                (Principal Financial Officer)

__/s/  Barry R. Barkley__       Senior Vice President and   September 24, 1996
          Barry R. Barkley      Controller (Chief Accounting
                                Officer)

___________________________     Chairman of the Board       September __, 1996
James F. Montgomery             and Director

__/s/  David Alexander__        Director                    September 24, 1996
       David Alexander

__/s/  H. Frederick Christie__  Director                    September 24, 1996
    H. Frederick Christie

__/s/  Stephen E. Frank__       Director                    September 24, 1996
   Stephen E. Frank


_________________________       Director                   September __, 1996
  John V. Giovenco

__/s/  Firmin A. Gryp__         Director                   September 24, 1996
  Firmin A. Gryp

__/s/  Enrique Hernandez, Jr.__ Director                   September 24, 1996
  Enrique Hernandez, Jr.

__/s/  Charles D. Miller__      Director                   September 24, 1996
  Charles D. Miller

__/s/  Alberta E. Siegel__      Director                   September 24, 1996
  Alberta E. Siegel

__/s/  Willis B. Wood, Jr.__    Director                   September 24, 1996
  Willis B. Wood, Jr.



       The Plan. Pursuant to the requirements of the Securities Act of 1933, the Company's Executive Management
Committee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on September 24, 1996.


                           GREAT WESTERN EMPLOYEE SAVINGS
                           INCENTIVE PLAN

                           By:  EXECUTIVE MANAGEMENT
                                COMMITTEE

                           By:  __/s/ J. Lance Erikson__
                                J. Lance Erikson, Member

                        EXHIBIT INDEX


Exhibit
Number           Description

3.1 Restated Certificate of Incorporation of GWFC, as in effect on the date hereof (filed as an exhibit to GWFC's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.2     Certificate of Designations of GWFC's 8.30 percent
        Cumulative Preferred Stock (filed as an exhibit to GWFC's Current Report on Form 8-K dated September
        9, 1992, event date September 2, 1992, and incorporated herein by reference).

3.3     By-Laws of GWFC, as in effect on the date hereof
        (filed as an exhibit to GWFC's Current Report on Form 8-K dated June 30, 1995, event date June 27,
        1995, and incorporated herein by reference).

3.4     Summary Description of Capital Stock of Great
        Western Financial Corporation.

4.1     Great Western Employee Savings Incentive Plan.

4.2     Trust Agreement for Great Western Employee Savings
        Incentive Plan.

5.1 Opinion of Company Counsel as to the legality of the securities being registered (opinion re legality).

5.2 Opinion of O'Melveny & Myers LLP as to compliance under the Employee Retirement Income Security Act of 1974.

10.1    Rights Agreement dated as of June 27, 1995, between
        GWFC and First Chicago Trust Company of New York
        (filed as an exhibit to the Company's Current
        Report on Form 8-K dated June 30, 1995, event date
        June 27, 1995, and incorporated herein by reference).

23.1    Consent of Price Waterhouse LLP.

23.2    Consent of Company Counsel (included in Exhibit
        5.1).

23.3    Consent of O'Melveny & Myers LLP (included in
        Exhibit 5.2).

24.     Power of Attorney (included in this Registration
        Statement under "Signatures").